Exhibit 10.4

EXTREME NETWORKS, INC.

NOTICE OF GRANT OF

PERFORMANCE VESTING RESTRICTED STOCK UNITS

(For U.S. Participants)

Extreme Networks, Inc. (the “Company”) has granted to the Participant an award (the “Award”) of certain units pursuant to the Extreme Networks, Inc. 2013 Equity Incentive Plan (the “Plan”), each of which represents the right to receive on the applicable Settlement Date one (1) share of Stock, as follows:

Participant:	%%FIRST_NAME%-% %%LAST_NAME%-%	Employee ID:	%%EMPLOYEE_IDENTIFIER%-%
Grant Date:	%%August 29, 2018%-%
Total Number of Units:	%%TOTAL_SHARES_GRANTED%-%, subject to adjustment as provided by the Performance Vesting Restricted Stock Units Agreement.
Settlement Date:	Except as provided by the Performance Vesting Restricted Stock Units Agreement, the date on which a Unit becomes a Vested Unit.
Vesting Commencement Date	%%August 31, 2018%-%
Eligible Units:

The Total Number of Units will become Eligible Units once the following Performance Threshold is satisfied, as determined by the Committee, in its sole discretion (such date, the “Eligibility Date”).  The Performance Threshold will be satisfied if the sum of the Company’s GAAP earnings per share equals or exceeds $0.20 for two (2) consecutive fiscal quarters during the period beginning August 31, 2018 and ending August 31, 2021.

If the Performance Threshold has not be satisfied on or before August 31, 2021, the Award shall automatically terminate and cease to be outstanding without payment of compensation to the Participant.

Vested Units:

Except as provided in the Performance Vesting Restricted Stock Units Agreement and provided that the Participant’s Service has not terminated prior to the applicable vesting date, Eligible Units shall become Vested Units as follows:

•On the Eligibility Date, (i) no shares shall vest if the Eligibility Date occurs before the first anniversary of the Vesting Commencement Date, and (ii) if the Eligibility Date occurs on or after the first anniversary of the Vesting Commencement Date, one-third (1/3) of the Eligible Units shall automatically vest plus one-twelfth (1/12) of the Eligible Units shall vest for each three (3)-month period that has lapsed between the first-year anniversary of the Vesting Commencement Date and the Eligibility Date, if any.

•Following the Eligibility Date, (i) if the Eligibility Date preceded the first anniversary of the Vesting Commencement Date, upon the first anniversary of the Vesting Commencement Date, one-third (1/3) of the Eligible Units shall vest and one-twelfth (1/12) of the Eligible Units shall vest on each three (3)-month anniversary of the Vesting Commencement Date, thereafter and (ii) if the Eligibility Date occurred on or after the first anniversary, one-twelfth (1/12) of the Eligible Units shall vest on each three (3)-month anniversary of the Vesting Commencement Date following the Eligibility Date, such that the Eligible Units shall be fully vested on the third anniversary of the Vesting Commencement Date, in each case.

Change in Control

The Performance Threshold shall be deemed satisfied at target upon the closing of a Change in Control (within the meaning of the Company’s 2013 Equity Incentive Plan) in the event the per share consideration received by the Company’s stockholders equals or exceeds $10.00 per share; or in the event the consideration is less than $10 per share then the amount of shares that shall be deemed to be earned on the Change of Control shall be determined by multiplying the number of PSUs at target by the achievement ratio. The achievement ratio is the sum of the company’s earnings per share for the two fiscal quarters immediately preceding the change of control divided by $0.20.

Superseding Agreement:	None

By the Company’s authorized signature below and the Participant’s by electronic acceptance in a form authorized by the Company, the Company and the Participant agree that the Award is governed by this Grant Notice and by the provisions of the Performance Vesting Restricted Stock Units Agreement and the Plan, both of which are made a part of this document, and by the Superseding Agreement, if any.  The Participant acknowledges that copies of the Plan, the Performance Vesting Restricted Stock Units Agreement and the prospectus for the Plan are available on the Company’s internal web site and may be viewed and printed by the Participant for attachment to the Participant’s copy of this Grant Notice.  The Participant represents that the Participant has read and is familiar with the provisions of the Performance Vesting Restricted Stock Units Agreement and the Plan, and hereby accepts the Award subject to all of their terms and conditions.

EXTREME NETWORKS, INC.
6480 Via Del Oro
San Jose, California 95119

ATTACHMENTS:	2013 Equity Incentive Plan, as amended to the Date of Grant; Performance Vesting Restricted Stock Units Agreement and Plan Prospectus

EXTREME NETWORKS, INC.

PERFORMANCE VESTING RESTRICTED

STOCK UNITS AGREEMENT

(For U.S. Participants)

Extreme Networks, Inc. has granted to the Participant named in the Notice of Grant of Performance Vesting Restricted Stock Units (the “Grant Notice”) to which this Performance Vesting Restricted Stock Units Agreement (the “Agreement”) is attached an Award consisting of Performance Vesting Restricted Stock Units (each a “Unit”) subject to the terms and conditions set forth in the Grant Notice and this Agreement.  The Award has been granted pursuant to and shall in all respects be subject to the terms and conditions of the Extreme Networks, Inc. 2013 Equity Incentive Plan (the “Plan”), as amended to the Date of Grant, the provisions of which are incorporated herein by reference.  By signing the Grant Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Grant Notice, this Agreement, the Plan and a prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of the shares issuable pursuant to the Award (the “Plan Prospectus”), (b) accepts the Award subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice, this Agreement or the Plan.

1.Definitions and Construction.

1.1Definitions.  Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.

1.2Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.Administration.

All questions of interpretation concerning the Grant Notice, this Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the Award shall be determined by the Committee.  All such determinations by the Committee shall be final, binding and conclusive upon all persons having an interest in the Award, unless fraudulent or made in bad faith.  Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or the Award or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the Award.  Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.

3.The Award.

3.1Grant of Units.  The Company hereby grants to the Participant the Award set forth in the Grant Notice, which, depending whether the Performance Threshold is attained, may result in the Participant earning the Total Number of Units. Subject to the terms of this Agreement and the Plan, each Unit, to the extent it is earned and becomes a Vested Unit, represents a right to receive on the applicable Settlement Date one (1) share of Stock. Unless and until a Unit has been determined to be an Eligible Unit and has vested and become a Vested Unit as set forth in the Grant Notice and this Agreement, the Participant will have no right to settlement of such Unit. Prior to settlement of any earned and vested Units, such Units will represent an unfunded and unsecured obligation of the Company.

3.2No Monetary Payment Required.  The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Units or shares of Stock issued upon settlement of the Units, the consideration for which shall be past services actually rendered or future services to be rendered to a Participating Company or for its benefit.  Notwithstanding the foregoing, if required by applicable law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Units.

4.Vesting of Units.

4.1Normal Vesting. Except as otherwise provided by this Agreement, Eligible Units shall vest and become Vested Units as provided in the Grant Notice.

4.2Effect of Termination of Service upon Vesting. Except as provided by Section 4.4 or a Superseding Agreement, if any, if the Participant’s Service terminates for any reason, all Units subject to the Award which have not become Vested Units as of the time of such termination of Service shall be subject to the Company Reacquisition Right (as defined by Section 5.1).

4.3Effect of a Change in Control. In the event of a Change in Control, the number of Eligible Units shall be determined in accordance with Section 8.2.

4.4Vesting Upon Termination Upon a Change in Control. In the event of the Participant’s “Termination Upon a Change in Control” (as defined by the Extreme Networks, Inc. Executive Change in Control Severance Plan, as amended or its successor (the “Change in Control Plan”), the vesting of Eligible Units shall be determined in accordance with Section 8.3.

5.Company Reacquisition Right.

5.1Grant of Company Reacquisition Right.  Except to the extent otherwise provided by Section 4.4 or a Superseding Agreement, if any, in the event that the Participant’s Service terminates for any reason or no reason, with or without cause, the Participant shall forfeit and the Company shall automatically reacquire all Units which are not, as of the time of such termination, Vested Units (“Unvested Units”), and the Participant shall not be entitled to any payment therefor (the “Company Reacquisition Right”).

5.2Ownership Change Event, Non-Cash Dividends, Distributions and Adjustments.  Upon the occurrence of an Ownership Change Event, a dividend or distribution to the stockholders of the Company paid in shares of Stock or other property, or any other adjustment upon a change in the capital structure of the Company as described in Section 9, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy) to which the Participant is entitled by reason of the Participant’s ownership of Unvested Units shall be immediately subject to the Company Reacquisition Right and included in the terms “Units” and “Unvested Units” for all purposes of the Company Reacquisition Right with the same force and effect as the Unvested Units immediately prior to the Ownership Change Event, dividend, distribution or adjustment, as the case may be.  For purposes of determining the number of Vested Units following an Ownership Change Event, dividend, distribution or adjustment, credited Service shall include all Service with any corporation which is a Participating Company at the time the Service is rendered, whether or not such corporation is a Participating Company both before and after any such event.

6.Settlement of the Award.

6.1Issuance of Shares of Stock.  Subject to the provisions of Section 6.3, the Company shall issue to the Participant on the Settlement Date with respect to each Vested Unit to be settled on such date one (1) share of Stock.  The Settlement Date with respect to a Unit shall be the date on which such Unit becomes a Vested Unit  as provided by the Grant Notice (an “Original Settlement Date”); provided, however, that if the Original Settlement Date would occur on a date on which a sale by the Participant of the shares to be issued in settlement of the Vested Units would violate the Trading Compliance Policy of the Company, the Settlement Date for such Vested Units shall be deferred until the next day on which the sale of such shares would not violate the Trading Compliance Policy, but in any event on or before the 15th day of the third calendar month following calendar year of the Original Settlement Date.  Shares of Stock issued in settlement of Units shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 6.3, Section 7 or the Company’s Trading Compliance Policy.

6.2Beneficial Ownership of Shares; Certificate Registration.  The Participant hereby authorizes the Company, in its sole discretion, to deposit any or all shares acquired by the Participant pursuant to the settlement of the Award with the Company’s transfer agent, including any successor transfer agent, to be held in book entry form, or to deposit such shares for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice.  Except as provided by the foregoing, a certificate for the shares acquired by the Participant shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

6.3Restrictions on Grant of the Award and Issuance of Shares.  The grant of the Award and issuance of shares of Stock upon settlement of the Award shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities.  No shares of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the Award shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained.  As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

6.4Fractional Shares.  The Company shall not be required to issue fractional shares upon the settlement of the Award.

7.Tax Withholding.

7.1In General.  At the time the Grant Notice is executed, or at any time thereafter as requested by a Participating Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax (including any social insurance) withholding obligations of the Participating Company, if any, which arise in connection with the Award, the vesting of Units or the issuance of shares of Stock in settlement thereof.  The Company shall have no obligation to deliver shares of Stock until the tax withholding obligations of the Participating Company have been satisfied by the Participant.

7.2Assignment of Sale Proceeds.  Subject to compliance with applicable law and the Company’s Trading Compliance Policy, if permitted by the Company, the Participant may satisfy the Participating Company’s tax withholding obligations in accordance with procedures established by the Company providing for delivery by the Participant to the Company or a broker approved by the Company of properly executed instructions, in a form approved by the Company, providing for the assignment to the Company of the proceeds of a sale with respect to some or all of the shares being acquired upon settlement of Units.

7.3Withholding in Shares.  The Company shall have the right, but not the obligation, to require the Participant to satisfy all or any portion of a Participating Company’s tax withholding obligations by deducting from the shares of Stock otherwise deliverable to the Participant in settlement of the Award a number of whole shares having a fair market value, as determined by the Company as of the date on which the tax withholding obligations arise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates.

8.Effect of Change in Control.

8.1In General.  In the event of a Change in Control, except to the extent that the Committee determines to cash out the Award in accordance with Section 14.1(c) of the Plan and subject to Section 8.2 below, the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of the Participant, assume or continue in full force and effect the Company’s rights and obligations under all or any portion of the outstanding Units or substitute for all or any portion of the outstanding Units substantially equivalent rights with respect to the Acquiror’s stock.  For purposes of this Section, a Unit shall be deemed assumed if, following the Change in Control, the Unit confers the right to receive, subject to the terms and conditions of the Plan and this Agreement, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon settlement of the Unit to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control.  The Award shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control to the extent that Units subject to the Award are neither assumed or continued by the Acquiror in connection with the Change in Control nor settled as of the time of the Change in Control.

8.2Eligible Units.  In the event of a Change in Control prior to the Eligibility Date, and notwithstanding Section 8.1 above or Section 14.1(c) of the Plan, the Eligibility Date shall be deemed to occur on the day immediately preceding the Change in Control (the “Adjusted Eligibility Date”) and a certain portion of the Total Number of Units shall be deemed Eligible Units in accordance with the following:

(a)The Committee shall determine and certify in writing no later than the day immediately preceding the Change in Control the number of Eligible Units for the Adjusted Eligibility Date as follows:

(i)if the Transaction Price (defined below) equals or exceed $16.00 per share, 100% of the Total Number of Units shall be deemed Eligible Units; and

(ii)if the Transaction Price is less than $16.00 per share, the amount of shares that shall be deemed Eligible Units shall be the product of the Total Number of Units and the Achievement Ratio (as defined below).

(b)The Transaction Price is the price per share of Stock to be paid to the holder thereof in accordance with the definitive agreement governing the transaction constituting the Change in Control (or, in the absence of such agreement, the closing price per share of Stock on the last trading day of the Adjusted Eligibility Date as reported on the securities exchange constituting the primary market for the Stock).  The Achievement Ratio is the sum of the Company’s earnings per share (as determined by the Company) of the two full fiscal quarters immediately preceding the Change in Control divided by $0.32.  Immediately following the Committee’s determination pursuant to this Section 8.2(a), all Units subject to the Award which are not Eligible Units (the “Unearned Units”) shall terminate and the Award, to the extent of the Unearned Units, shall cease to be outstanding.

8.3Involuntary Termination Following Change in Control. This Section 8.3 shall apply only if the Participant is a participant in a Change in Control Plan (as defined by the Company’s Executive Change in Control Severance Plan, as amended or its successor). In the event that the Participant’s Service terminates due to “Termination Upon a Change in Control” (as such term or similar term is defined by the Change in Control Plan), then the vesting of each unvested Eligible Unit determined in accordance with Section 8.2 shall be accelerated, and such Eligible Units shall become vested Units to the extent provided by the Change in Control Plan and the Participant’s participation agreement in such plan effective as of the date of the Participant’s termination of Service. Consistent with Section 8.2 and notwithstanding any provision of the Change in Control Plan or such participation agreement to the contrary, the provisions of the Change in Control Plan shall not apply to the Unearned Units, with respect to which the Award will have ceased to be outstanding as of the Change in Control. The vested Units determined in accordance with this Section 8.3 shall be settled in accordance with Section 6, treating the date of the Participant’s termination of Service as the vesting date, provided that payment for each vested Unit shall be made in the amount and in the form of the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock). For the purposes of this Section 8.3, the settlement date shall occur upon or as soon as practicable following the vesting date, but in any event no later than the 15th day of the third calendar month following the end of the calendar year in which the vesting date occurs.

9.Adjustments for Changes in Capital Structure.

Subject to any required action by the stockholders of the Company and the requirements of Section 409A of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number of Units subject to the Award and/or the number and kind of shares or other property to be issued in settlement of the Award, in order to prevent dilution or enlargement of the Participant’s rights under the Award.  For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.”  Any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy) to which the Participant is entitled by reason of ownership of Units acquired pursuant to this Award will be immediately subject to the provisions of this Award on the same basis as all Units originally acquired hereunder.  Any fractional Unit or share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number.  Such adjustments shall be determined by the Committee, and its determination shall be final, binding and conclusive.

10.Rights as a Stockholder, Director, Employee or Consultant.

The Participant shall have no rights as a stockholder with respect to any shares which may be issued in settlement of this Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares are issued, except as provided in Section 9.  If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, the Participant’s employment is “at will” and is for no specified term.  Nothing in this Agreement shall confer upon the Participant any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant’s Service at any time.

11.Legends.

The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock issued pursuant to this Agreement.  The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.

12.Compliance with Section 409A.

It is intended that any election, payment or benefit which is made or provided pursuant to or in connection with this Award that may result in Section 409A Deferred Compensation shall comply in all respects with the applicable requirements of Section 409A (including applicable regulations or other administrative guidance thereunder, as determined by the Committee in good faith) to avoid the unfavorable tax consequences provided therein for non‑compliance.  In connection with effecting such compliance with Section 409A, the following shall apply:

12.1Separation from Service; Required Delay in Payment to Specified Employee.  Notwithstanding anything set forth herein to the contrary, no amount payable pursuant to this Agreement on account of the Participant’s termination of Service which constitutes a “deferral of compensation” within the meaning of the Treasury Regulations issued pursuant to Section 409A of the Code (the “Section 409A Regulations”) shall be paid unless and until the Participant has incurred a “separation from service” within the meaning of the Section 409A Regulations.  Furthermore, to the extent that the Participant is a “specified employee” within the meaning of the Section 409A Regulations as of the date of the Participant’s separation from service, no amount that constitutes a deferral of compensation which is payable on account of the Participant’s separation from service shall be paid to the Participant before the date (the “Delayed Payment Date”) which is first day of the seventh month after the date of the Participant’s separation from service or, if earlier, the date of the Participant’s death following such separation from service.  All such amounts that would, but for this Section, become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date.

12.2Other Changes in Time of Payment.  Neither the Participant nor the Company shall take any action to accelerate or delay the payment of any benefits under this Agreement in any manner which would not be in compliance with the Section 409A Regulations.

12.3Amendments to Comply with Section 409A; Indemnification.  Notwithstanding any other provision of this Agreement to the contrary, the Company is authorized to amend this Agreement, to void or amend any election made by the Participant under this Agreement and/or to delay the payment of any monies and/or provision of any benefits in such manner as may be determined by the Company, in its discretion, to be necessary or appropriate to comply with the Section 409A Regulations without prior notice to or consent of the Participant.  The Participant hereby releases and holds harmless the Company, its directors, officers and stockholders from any and all claims that may arise from or relate to any tax liability, penalties, interest, costs, fees or other liability incurred by the Participant in connection with the Award, including as a result of the application of Section 409A.

12.4Advice of Independent Tax Advisor.  The Company has not obtained a tax ruling or other confirmation from the Internal Revenue Service with regard to the application of Section 409A to the Award, and the Company does not represent or warrant that this Agreement will avoid adverse tax consequences to the Participant, including as a result of the application of Section 409A to the Award.  The Participant hereby acknowledges that he or she has been advised to seek the advice of his or her own independent tax advisor prior to entering into this Agreement and is not relying upon any representations of the Company or any of its agents as to the effect of or the advisability of entering into this Agreement.

13.Miscellaneous Provisions.

13.1Administration. All questions of interpretation concerning the Grant Notice, this Award Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the Award shall be determined by the Committee. All such determinations by the Committee shall be final, binding and conclusive upon all persons having an interest in the Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or the Award or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the Award. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.

13.2Termination or Amendment.  The Committee may terminate or amend the Plan or this Agreement at any time; provided, however, that except as provided in Section 8 in connection with a Change in Control, no such termination or amendment may have a materially adverse effect on the Participant’s rights under this Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law or government regulation, including, but not limited to, Section 409A.  No amendment or addition to this Agreement shall be effective unless in writing.

13.3Nontransferability of the Award.  Prior to the issuance of shares of Stock on the applicable Settlement Date, neither this Award nor any Units subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.  All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

13.4Further Instruments.  The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

13.5Binding Effect.  This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

13.6Delivery of Documents and Notices.  Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.

(a)Description of Electronic Delivery.  The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically.  In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time.  Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(b)Consent to Electronic Delivery.  The Participant acknowledges that the Participant has read Section 13.6(a) of this Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice, as described in Section 13.6(a).  The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing.  The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails.  Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails.  The Participant may revoke his or her consent to the electronic delivery of documents described in Section 13.6(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail.  Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 13.6(a).

13.7Integrated Agreement.  The Grant Notice, this Agreement and the Plan, together with the Superseding Agreement, if any, shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter.  To the extent contemplated herein or therein, the provisions of the Grant Notice, this Agreement and the Plan shall survive any settlement of the Award and shall remain in full force and effect.

13.8Applicable Law.  This Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

13.9Counterparts.  The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12